Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports Third Quarter 2023 Financial Results

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LP352 Phase 1b/2a PACIFIC Study enrollment completed in August 2023 with topline data on track for January 2024
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LP659 first-in-human Phase 1 single-ascending dose (SAD) study initiation expected Q4 2023, with topline data expected in the first half 2024

LA JOLLA, Calif., November 2, 2023 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the third quarter ended September 30, 2023.

“We look forward to PACIFIC Study topline data in January 2024 evaluating LP352 in people living with Developmental and Epileptic Encephalopathies, or DEEs. We are thrilled with the enthusiasm from the DEE community about LP352 and our clinical development program given the significant unmet medical need—both in the syndromes with specifically approved therapies, as well as the 20-plus syndromes that have limited or no access to newer, novel therapies. DEE caregivers and healthcare providers continue to be frustrated with the lack of new treatment options and remain focused on finding treatment options that balance safety, efficacy and burden.

“We are also excited to expand our clinical-stage pipeline with LP659, our oral, centrally acting, highly selective S1P receptor modulator, moving into the clinic in the coming weeks. We look forward to Phase 1 SAD data in the first half of 2024,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer.

RECENT AND UPCOMING HIGHLIGHTS

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LP352, an oral, centrally acting, 5-HT2C superagonist in development for the potential treatment of seizures associated with DEEs
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In August 2023, we completed enrollment of the PACIFIC Study, with 52 participants with a broad range of DEEs including Lennox-Gastaut syndrome (29), Dravet syndrome (4), and other DEEs (19)
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Topline PACIFIC Study data expected in January 2024

•
LP659, an oral, centrally acting, S1P receptor subtypes 1 and 5 (S1P1,5) modulator in development for rare neuroinflammatory conditions
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Initiating the SAD Phase 1 study in Q4 2023, with topline data expected in 1H 2024

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Investor & Analyst Event: In October 2023, we hosted our first Investor & Analyst Event highlighting the DEE landscape and commercial opportunity for LP352.
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Two thought leaders in the DEE space, Dennis Dlugos, MD, MSCE, pediatric neurologist at Children's Hospital of Philadelphia, and Gabrielle Conecker, MPH, Executive Director & Co-Founder of Decoding Developmental Epilepsies, joined Longboard’s leadership team to discuss the significant unmet medical need in the DEE landscape and how LP352 could be an attractive treatment option in this population.
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An archived recording of the presentation is available here

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American Epilepsy Society (AES) Annual Meeting: In December 2023, we are presenting new posters related to LP352 and the Longboard executive leadership and clinical development teams are hosting a scientific exhibit featuring these new data as well as encore presentations.

THIRD QUARTER 2023 FINANCIAL RESULTS:

Balance Sheet Highlights

At September 30, 2023, Longboard’s cash, cash equivalents and short-term investments were approximately $56.0 million, which includes net proceeds of $5.8 million from a total of 822,250 shares sold through the Company’s at-the-market (ATM) facility based on a reverse inquiry from a new, high-quality fund. Cash runway is expected to support operations into fourth quarter 2024.

Operating Results

Research and development expenses were $10.5 million for the three months ended September 30, 2023, an increase of $1.1 million, or 12%, compared to $9.4 million for the three months ended September 30, 2022. The net increase of $1.1 million is primarily related to increases of $0.6 million in clinical trial and preclinical expenses related to LP352 and $0.5 million in personnel-related expenses.

General and administrative expenses were $3.1 million for the three months ended September 30, 2023, an increase of $0.6 million, or 25%, compared to $2.5 million for the three months ended September 30, 2022. The net increase of $0.6 million is primarily related to increases of $0.4 million in personnel-related expenses, $0.3 million in consulting and professional fees and $0.1 million of miscellaneous expenses, offset by a decrease of $0.2 million in insurance expenses.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, in development for the potential treatment of seizures associated with a broad range of Developmental and Epileptic Encephalopathies. Longboard is also evaluating LP659, an oral, centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of rare neuroinflammatory conditions.

THE PACIFIC STUDY

The PACIFIC Study is a Phase 1b/2a clinical trial evaluating participants with Developmental and Epileptic Encephalopathies (DEEs). The primary objectives of the study are to assess the safety and tolerability of LP352. The PACIFIC Study will also evaluate change in seizure frequency over the treatment period. The study enrolled 52 participants with a variety of treatment resistant seizures that fall into the category of DEEs across approximately 30 study sites in the United States and Australia. The PACIFIC Study data are expected to inform the design and characteristics of the planned Phase 3 program for LP352. Participants who complete the PACIFIC Study are eligible to roll over into the ongoing open-label extension (OLE) trial should they choose to do so. The OLE is a Phase 2 multicenter, open-label, multiple-dose, long-term extension clinical trial designed to evaluate long-term safety of LP352 in participants with DEEs who have completed the PACIFIC Study.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “on track for”, “January 2024”, “expect”, “Q4 2023”, “first half 2024”, “focus”, “look forward”, “excited to”, “the coming weeks”, “potential”, “opportunity”, “could”, “December 2023”, “fourth quarter 2024”, “working to”, “designed to”, “will”, “plan”, or the negative, plural or other tenses of these words or other comparable language, and they may include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including their advancement (including plans for a potential Phase 3 program for LP352), timing of study initiation, timing of completing enrollment, timing of topline data, number of study sites, number and characteristics of study participants, their potential (including to be transformative, best-in-class, clinically meaningful or highly selective, the number and type of conditions they may address and their commercial opportunity), and their design and characteristics; upcoming presentations; Longboard’s cash position, expenses and runway to support operations; and Longboard’s focus and work. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; PACIFIC Study participants’ diagnoses are as of time of screening and are subject to change; macroeconomic events stemming from the COVID-19 pandemic or evolving geopolitical developments such as the conflicts in Ukraine and the Middle East, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
Head of Investor Relations
IR@longboardpharma.com

858.789.9283

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$23,910	$10,775
Short-term investments	32,106	56,814
Prepaid expenses and other current assets	2,307	2,249
Total current assets	58,323	69,838
Right-of-use assets	500	736
Property and equipment	5	9
Other long-term assets	36	33
Total assets	$58,864	$70,616
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$363	$1,310
Accrued research and development expenses	3,652	4,168
Accrued compensation and related expenses	1,819	2,438
Accrued other expenses	484	490
Right-of-use liabilities, current portion	394	358
Total current liabilities	6,712	8,764
Right-of-use liabilities, net of current portion	108	382
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at September 30, 2023 and December 31, 2022; issued and outstanding shares - none at September 30, 2023 and December 31, 2022	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at September 30, 2023 and December 31, 2022; issued and outstanding shares - 21,426,199 and 13,585,950 at September 30, 2023 and December 31, 2022, respectively	2	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at September 30, 2023 and December 31, 2022; issued and outstanding shares - 2,420,755 and 3,629,400 at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	177,754	148,303
Accumulated other comprehensive loss	(181)	(692)
Accumulated deficit	(125,531)	(86,142)
Total stockholders' equity	52,044	61,470
Total liabilities and stockholders' equity	$58,864	$70,616

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Operating expenses:
Research and development	$10,488	$9,403	$31,554	$25,445
General and administrative	3,094	2,481	9,632	7,626
Total operating expenses	13,582	11,884	41,186	33,071
Loss from operations	(13,582)	(11,884)	(41,186)	(33,071)
Interest income, net	662	287	1,838	446
Other income (expense)	(14)	1	(41)	25
Net loss	$(12,934)	$(11,596)	$(39,389)	$(32,600)

Net loss per share, basic and diluted	$(0.55)	$(0.68)	$(1.77)	$(1.90)

Weighted-average shares outstanding, basic and diluted	23,487,457	17,173,838	22,299,998	17,130,573

Comprehensive loss:
Net loss	$(12,934)	$(11,596)	$(39,389)	$(32,600)
Unrealized gain (loss) on short-term investments	109	(131)	511	(751)
Comprehensive loss	$(12,825)	$(11,727)	$(38,878)	$(33,351)